Exhibit 10.32

Celera Corporation

Deferred Compensation Plan

Effective as of July 1, 2008

CELERA CORPORATION

DEFERRED COMPENSATION PLAN

CELERA CORPORATION

DEFERRED COMPENSATION PLAN

Effective as of July 1, 2008

Purpose

The purpose of the Plan is to provide specified benefits to a select group of management or highly compensated Employees and outside directors who contribute materially to the continued growth, development, and future business success of Celera Corporation, a Delaware corporation, and its subsidiaries. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan set forth herein shall be effective as of July 1, 2008, for the purpose of permitting deferrals of compensation deferred and vested after July 1, 2008 and to administer amounts deferred under the Prior Plan.

Prior to July 1, 2008, Celera Corporation was operated as a business unit of Applera Corporation, became a wholly-owned subdivision of Applera Corporation and, after its split-off from Applera Corporation, Celera Corporation became a separate public company. In addition to providing for voluntary deferrals of compensation for Employees and outside directors of Celera, this Plan is being established to administer Prior Deferral Amounts derived from compensation deferred when the Participant was an employee of Applera Corporation.

All amounts previously deferred and vested under the Prior Plan prior to January 1, 2005 shall be governed by the terms of the Prior Plan as in effect on October 3, 2004 and nothing in this Plan document shall affect amounts previously deferred and vested under the Prior Plan prior to January 1, 2005. It is intended that all amounts deferred and vested under the Prior Plan prior to January 1, 2005 shall be considered grandfathered from the application of Section 409A.

ARTICLE 1
Definitions

For purposes of the Plan, unless otherwise clearly apparent from the context, or defined herein, the following phrases or terms shall have the following indicated meanings:

1.1                                 “Annual Bonus” shall mean any cash compensation, (other than Base Annual Salary), paid to a Participant as an Employee or outside director under any Employer’s bonus and incentive plans, as designated by the Committee, after reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all other qualified plans or under Code Section 125 or 132(f) pursuant to plans established by any Employer.

1.2                                 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary or directors fees’ and Annual Bonus that is deferred in accordance with Article 3. In the event of a Participant’s death, or Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3                                 “Annual Installment Method” shall mean the method of distributing a Participant’s Deferral Account, calculated as follows: The first annual installment shall be determined by calculating the value of the Deferral Account as of the close of business on the applicable date. The value of the Deferral Account on that date shall be multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of annual payments selected by the Participant. Each subsequent installment shall be determined by calculating the value of the Deferral Account as of the anniversary of such date, and multiplying this amount by a fraction, the numerator of which is one, and the denominator of which is the number of annual payments selected by the Participant, minus any installments previously paid. By way of example, if the Participant elects a ten year Annual Installment Method, the first installment shall be 1/10 of the value of the Deferral Account on the applicable date. The following year, the installment shall be 1/9 of the value of the Deferral Account as of the anniversary of such date. For purposes of Sections 3.2, 4.1, 5.2, and 6.2, each installment payment shall be treated as a single payment.

1.4                                 “Base Annual Salary” shall mean the annual rate of salary paid to a Participant by an Employer for services rendered, after reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all other qualified plans under Code Section 125, or 132(f) pursuant to plans established by any Employer; provided, that in no event will any amount paid to a Participant under an Employer’s long-term disability program be eligible for deferral under the Plan.

1.5                                 “Beneficiary” shall mean one or more persons, trusts, estates, or other entities, designated in accordance with Article 7, that are entitled to receive benefits under the Plan upon the death of a Participant.

1.6                                 “Board” shall mean the Board of Directors of the Company.

1.7                                 A “Change in Control Event” shall mean and shall be deemed to occur upon a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Substantial Assets. For this purpose:

(a)               A “Change in Ownership” shall mean that a person or group acquires more than fifty percent (50%) of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than fifty percent (50%) of the aggregate fair market value or voting power of the Company’s capital stock.

(b)              A “Change in Effective Control” shall mean that (a) a person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition by such person or group) ownership of the capital stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company, or (b) a majority of the members of the Board of the Company is replaced during any twelve (12)-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

(c)               A “Change in Ownership of Substantial Assets” shall mean that any person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition) assets of the Company with an aggregate gross fair market value of not less than forty percent (40%) of the aggregate gross fair market value of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value shall mean the fair value of the affected assets determined without regard to any liabilities associated with such assets.

The Board shall determine whether a Change in Control Event has occurred hereunder in a manner consistent with the provisions of Section 409A and the regulations and applicable guidance promulgated thereunder.

1.8                                 “Claimant” shall have the meaning set forth in Section 12.1.

1.9                                 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.10                           “Committee” shall mean the committee described in Article 10.

1.11                           “Company” shall mean Celera Corporation, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.12                           “Deferral Account” shall mean an account to which shall be credited (i) the sum of all of a Participant’s Annual Deferral Amounts, including Prior Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to his or her Deferral Account, and less (iv) amounts debited in accordance with all the applicable debiting provisions of the Plan that relate to the Participant’s Deferral Account. The Deferral Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

1.13                           “Effective Date” shall mean July 1, 2008.

1.14                           “Employee” shall mean a person who is an employee of any Employer.

1.15                           “Employer(s)” shall mean the Company and/or any of its Subsidiaries (now in existence or hereafter formed or acquired).

1.16                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.17                           “First Plan Year” shall mean the period beginning July 1, 2008 and ending December 31, 2008.

1.18                           “Measurement Fund(s)” shall have the meaning set forth in Section 3.5.

1.19                           “Participant” shall mean any Employee who is selected to participate in the Plan, as well as any outside director, who elects to participate in the Plan in the manner provided in Article 2. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have a Deferral Account under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.20                           “Plan” shall mean the Company’s Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time.

1.21                           “Plan Year” shall mean, except for the First Plan Year, the period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.22                           “Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.23                           “Prior Deferral Amounts” shall mean all of a Participant’s Deferral Amounts, net of applicable credits, distributions and debits under the Prior Plan which has been transferred to the Plan in connection with the Company’s split-off from Applera Corporation, effective as of June 30, 2008.

1.24                           “Prior Plan” shall mean the Applera Corporation Deferred Compensation Plan.

1.25                           “Section 409A” shall mean Section 409A of the Code and the Treasury regulations and applicable guidance promulgated thereunder.

1.26                           “Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.27                           “Subsidiary” shall mean any corporation of which more than 50 percent of the voting stock is owned, directly or indirectly, by the Company.

1.28                           “Termination Benefit” shall mean the benefit set forth in Article 5.

1.29                           “Termination of Employment” shall mean the severing of employment (or service with respect to an outside director) with all Employers, voluntarily or involuntarily, for any reason other than death, provided, however, that a Termination of Employment with respect to such Participant shall not occur unless and until the Participant has incurred a “separation from service” within the meaning of Section 409A and the applicable guidance issued thereunder. In the event of any dispute as to whether a Participant has separated from service, the Committee shall make the final determination in accordance with the regulations and other guidance issued under Section 409A.

1.30                           “Trust” shall mean a grantor trust established or to be established by the Company for the purpose of accumulating funds to satisfy the obligations incurred under the Plan.

1.31                           “Unforeseeable Emergency” shall mean, with respect to a Participant, an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from: (i) an illness or accident of the Participant, or a dependent (as defined in Code Section 152(a)) of the Participant; (ii) loss of the Participant’s property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, in each case as permitted pursuant to Section 409A. The amount of the distribution is limited to the amount needed to satisfy the emergency plus federal, state, local or foreign income taxes reasonably anticipated as a result of the distribution. Distributions shall not be allowed to the extent that the hardship may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause a severe financial hardship). The Committee shall determine, in accordance with Section 409A whether the Participant has incurred an Unforeseeable Emergency and the amount needed to satisfy such emergency.

ARTICLE 2
Selection; Enrollment; Eligibility

2.1                                 Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2                                 Enrollment Requirements. Each selected Employee shall enroll in the Plan by completing such forms and providing such data in such manner and within such time period as the Committee in its sole discretion may require. Such enrollment shall include the selected Employee’s acceptance of the terms and conditions of the Plan and his or her designation of a Beneficiary as provided in Article 7.

2.3                                 Eligibility; Commencement of Participation. Each Employee who was a Participant in the Prior Plan shall automatically be a Participant in the Plan as of the Effective Date. Thereafter, provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Committee, that Employee or any outside director shall commence participation in the Plan commencing with the first full pay period commencing after he or she completes all enrollment requirements and the Participant’s Deferral Election has become irrevocable. If an Employee fails to meet all such requirements within the required period, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the completion by the Employee of all enrollment requirements set forth in the Plan and required by the Committee.

2.4                                 Termination of Participation and/or Deferrals. A Participant’s ability to make deferrals under the Plan shall terminate as of the date of (i) his or her Termination of Employment, or (ii) the occurrence of an Unforeseeable Financial Emergency with respect to such Participant.

ARTICLE 3
Deferral Commitments; Crediting; Taxes

3.1                                 Deferral Commitments. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, any whole percentage of his or her Base Annual Salary or directors’ fees, and Annual Bonus (a “Deferral Election”).

3.2                                 Election to Defer.

(a)                        A Participant’s initial Deferral Election shall be effective for Base Annual Salary or directors’ fees earned after the date the Deferral Election becomes effective as determined in accordance with Section 409A. To be effective, the initial Deferral Election with respect to Base Annual Salary or directors’ fees must be made prior to the Plan Year for which such Base Annual Salary is being deferred or, if later, within 30 days after the date on which the Participant first becomes eligible to participate in the Plan, which shall be the date on which the Committee delivers notice to the Participant that he is eligible to participate in the Plan. A Participant’s Deferral Election with respect to his or her Base Annual Salary or directors’ fees shall continue in effect for each subsequent Plan Year unless prior to the beginning of such subsequent Plan Year the Participant terminates his or her active participation in the Plan or makes a different Deferral Election under the Plan in the form and manner prescribed by the Committee and, unless such Participant affirmatively elects otherwise prior to the beginning of such subsequent Plan Year, the amounts deferred with respect to such Plan Year shall be paid as part of the Participant’s Termination Benefit. For purposes of this Section 3.2(a), a Participant’s Deferral Election with respect to his or her Base Annual Salary or directors’ fees made under the Prior Plan and effective for the Plan Year which contains the Effective Date shall continue in effect after the Effective Date.

(b)                       A Participant’s initial Deferral Election shall be effective for Annual Bonus earned after the date the Deferral Election becomes effective as determined in accordance with Section 409A. To be effective, the Deferral Election with respect to Annual Bonus must be made prior to the Plan Year in which the performance period for such Annual Bonus commences. Notwithstanding the preceding sentence, if any Annual Bonus is (i) considered “performance-based compensation” under Section 409A, (ii) based on services performed over a period of at least 12 months, and (iii) is not readily ascertainable at the time the election is made, then the Participant’s Deferral Election must be made no later than six months prior to the end of the performance period for such Annual Bonus, as the Committee may determine and permit. A Participant’s Deferral Election with respect to his or her Annual Bonus must be made for each Plan Year as described above. If a Participant does not make an election as described above, he shall be deemed not to have elected to defer Annual Bonus for such Plan Year. For purposes of this Section 3.2(b), a Participant’s Deferral Election with respect to his or her Annual Bonus made under the Prior Plan and effective for the Plan Year which contains the Effective Date shall continue in effect after the Effective Date.

(c)                        The Participant shall also make such other elections as the Committee deems necessary or desirable under the Plan.  All elections shall be made in such form and manner as the Committee shall direct or permit.

3.3     Withholding of Annual Deferral Amounts. For each Plan Year in which a Deferral Election is in effect, the Employer shall withhold from the Participant’s Base Annual Salary, directors’ fees and/or Annual Bonus, as the case may be, such percentage, if any, elected by the Participant on the Election Form as his or her Annual Deferral Amount. The Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll, as adjusted from time to time for increases and decreases in Base Annual Salary. The directors’ fees portion shall be withheld from each regularly scheduled payment.  The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus would otherwise be paid to the Participant, regardless of when payment occurs.

3.4     Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account.

3.5     Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee in its sole discretion, amounts shall be credited or debited to a Participant’s Deferral Account in accordance with the following rules:

(a)   Investment of Annual Deferral Amount. A Participant, in connection with his or her initial Deferral Election in accordance with Section 3.2 above, shall elect, in such form and manner as the Committee may direct or permit, the percentage of his or her Annual Deferral Amount that will be deemed invested in each Measurement Fund. An initial investment election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan and shall apply to his or her Annual Deferral Amount, unless changed in accordance with the next sentence.  The elections made by each Participant under the Prior Plan shall apply with respect to his or her Annual Deferral Amount after the Effective Date. The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Annual Deferral Amount from and after the effective date of such election. Any investment election timely and properly made pursuant to this Section 3.5(a) with respect to a Participant’s Annual Deferral Amount shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

(b)   Investment of Existing Account Balances. A Participant, in connection with his or her initial Deferral Election in accordance with Section 3.2 above, shall elect, in such form and manner as the Committee may direct or permit, the percentage of his or her existing Deferral Account, including prior Deferral Amounts, that will be deemed invested in each Measurement Fund(s). The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Deferral Account from after the effective date of such election. Any investment election timely and properly made pursuant to this Section 3.5(b) with respect to a Participant’s Deferral Account shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

(c)   Proportionate Allocation. In making any election described in Section 3.5(a) and (b) above, the Participant shall specify, in any whole percentage, the percentage of his or her Annual Deferral Amount and/or Deferral Account to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Annual Deferral Amount or Deferral Account, as the case may be). Such election shall be made on an Election Form and/or in such form and manner as the Committee shall direct or permit.

(d)   Measurement Funds. A Participant may elect one or more of the measurement funds selected by the Committee (the “Measurement Funds”) for the purpose of crediting additional amounts to his or her Deferral Account. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund on a prospective basis at any time and in any manner it deems appropriate.

(e)  Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant’s Deferral Account shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant’s Deferral Account was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on such date and at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on the business day on which such amounts are actually deferred from the Participant’s Base Annual Salary, director’s fees, and/or Annual Bonus, as the case may be, through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Deferral Account ceased being invested in the Measurement Fund(s), in the percentages applicable, as of the business day prior to the distribution, at the closing price on such date.

(f)    No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Annual Deferral Amount and/or Deferral Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Deferral Account shall not be considered or construed in any manner as an actual investment of, or as a requirement or direction to actually invest, his or her Annual Deferral Amount or Deferral Account in any such Measurement Fund. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Deferral Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust.  The Participant shall at all times remain an unsecured creditor of the Company.  If a Participant fails to elect a Measurement Fund, a default investment fund selected by the Committee shall be used as the Measurement Fund, subject to a Participant’s right to change such Measurement Fund as provided under the Plan.

3.6     FICA, Other Taxes and Deductions. For each Plan Year in which a Deferral Election is in effect with respect to a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, and/or Annual Bonus, as the case may be, that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on any Annual Deferral Amount, as well as the Participant’s share of the cost of any employee benefits or other items which would otherwise be deducted from the Participant’s pay in the absence of such deferral. If necessary, the Committee may reduce, in a manner permitted by Section 409A, the Annual Deferral Amount in order to pay such employment taxes, but not in excess of the amount needed to pay such taxes.  Deferral Elections can only be made with respect to compensation net of all reductions described above.

ARTICLE 4

Short-Term Payout and Unforeseeable Emergencies

4.1     Short Term Payout.

(a)   In connection with each Deferral Election, a Participant may elect to receive a distribution (a “Short-Term Payout”) on a future date in a lump sum or pursuant to an Annual Installment Method of up to 4 years.  If a Participant elects to receive a Short-Term Payout, but does not indicate the form of payment for such Short-Term Payout, such Participant shall be deemed to have elected a lump sum payment for such Short-Term Payout.  The Short-Term Payout shall be an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.5 above on such Annual Deferral Amount, determined at the time that the Short Term Payout becomes payable.  Subject to any discretion properly reserved to the Employer under Section 409A and the other terms and conditions of the Plan, each Short Term Payout elected shall be paid, or shall commence to be paid, on January 31st (or the next succeeding date during the Plan Year on which the performance of the Measurement Funds can be measured, but in no event later than the later of (i) the end of such Plan Year, or (ii) 90 days after the next succeeding date during the Plan Year on which the performance of the Measurement Funds can be measured) of any Plan Year designated by the Participant that is at least 12 months after the first day of the Plan Year in which the Annual Deferral Amount is actually deferred.

(b)   Notwithstanding anything to the contrary contained in Section 4.1(a) or this Plan, a Participant may elect to change the form of payment of a future Short-Term Payout from the Plan by making a new election, in such form and manner as the Committee shall direct or permit, at least 12 months prior to the first day of the Plan Year in which such Short-Term Payout would have otherwise been paid.  Each Participant shall be limited to a maximum of two changes in the form of payment of any Short-Term Payout pursuant to this Section 4.1(b) and with respect to any such change the Annual Deferral Amount subject to the Short-Term Payout will not be paid or commence earlier than five years after the date the Short-Term Payout was to be paid under the initial Deferral Election except in the case of an Unforeseeable Financial Emergency.

4.2     Other Benefits Take Precedence Over Short-Term Payout.  Notwithstanding Section 4.1, in the event of the Participant’s Termination of Employment, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but instead shall be paid in accordance with Article 5.

4.3     Unforeseeable Financial Emergency.  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a payout from the Plan.  The payout shall not exceed the lesser of the Participant’s Deferral Account, calculated on the date of payment, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency plus taxes reasonably anticipated as a result of the payout.  However, no payout will be allowed under this Section 4.3 to the extent that the Unforeseeable Financial Emergency may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause a severe financial hardship).  If, subject to the sole discretion of the Committee, the petition for a payout is approved the payout shall be paid in a lump sum, within 20 business days following the date of approval.

ARTICLE 5

Termination Benefit

5.1     Termination Benefit. A Participant who has a Termination of Employment shall receive an amount equal to his or her Deferral Account, determined as of the date such amount becomes payable (the “Termination Benefit”).

5.2     Payment of Termination Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10, or 15 years. The Participant may change his or her election by making a new election in the form and manner specified by the Committee, provided that:  (i) any such election shall be made at least 12 months prior to the Participant’s Termination of Employment, and (ii) if such an election change is made, distribution of the Participant’s Termination Benefit shall not be made or commence earlier than five years after the date such amount would have otherwise become payable pursuant to this Section 5.2.  If the Participant has elected to receive the Termination Benefit pursuant to an Annual Installment Method, such installment payments shall include any amounts credited or debited to his or her Deferral Account in the manner provided in Section 3.5 above.  The election most recently accepted by the Committee shall govern the payout of the Termination Benefit.  If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum.  Each Participant shall be limited to a maximum of two changes in the form of payment of his Termination Benefit pursuant to this Section 5.2.

5.3     Commencement of Payment.  Subject to any discretion properly reserved to the Employer under Section 409A, the Termination Benefit payable to a Participant under this Section 5 shall be paid or commence on the date that is six months after the Participant’s Termination of Employment.

5.4     Death Prior to Completion of Termination Benefit. If a Participant dies after Termination of Employment but before the Termination Benefit is paid in full, the Participant’s unpaid Termination Benefit payments shall continue and shall be paid to the Participant’s Beneficiary over the remaining number of years and in the same amounts and times as that benefit would have been paid to the Participant had the Participant survived.

ARTICLE 6

Pre-Retirement Survivor Benefit

6.1     Pre-Retirement Survivor Benefit. If a Participant dies before he or she experiences a Termination of Employment, the Participant’s Beneficiary shall receive an amount equal to the Participant’s Deferral Account, determined as of the date such amount becomes payable (rather than the date of the Participant’s death) (the “Pre-Retirement Survivor Benefit”).

6.2     Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect to have the Pre-Retirement Survivor Benefit paid to his or her Beneficiary in a lump sum or pursuant to an Annual Installment Method of 5, 10, or 15 years.  The Participant may annually change this election by making a new election in the form and manner specified by the Committee, provided that any such election shall be made at least 12 months prior to the Participant’s death.  If the Participant has elected to receive the Pre-Retirement Survivor Benefit pursuant to an Annual Installment Method, such installment payments shall include any amounts credited or debited to his or her Deferral Account in the manner provided in Section 3.5 above.  The election most recently accepted by the Committee prior to the Participant’s death shall govern the payout of the Participant’s Pre-Retirement Survivor Benefit.  If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum.  Subject to any discretion properly reserved to the Employer under Section 409A, payment of the Pre-Retirement Survivor Benefit shall be made or commence as of the 20th business day following the date on which the Committee is provided with proof that is satisfactory to the Committee, in its sole discretion, of the Participant’s death, but in no event later than the later of (i) the end of the calendar year in which the Participant’s death occurs, or (ii) 90 days after the Participant’s death.

ARTICLE 7
Beneficiary Designation

7.1     Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon his or her death. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

7.2     Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary in the form and manner specified by the Committee. A Participant shall have the right to change his or her Beneficiary by complying with the terms of the Committee’s rules and procedures, as in effect from time to time. If a married Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously made shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation made by the Participant and accepted by the Committee prior to his or her death.

7.3     Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

7.4     No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1 and 7.2 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits under the Plan, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

7.5     Doubt as to Beneficiary. To the extent permitted by Section 409A, if the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

7.6     Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under the Plan with respect to the Participant, and that Participant’s rights under the Plan shall terminate upon such full payment of benefits.

ARTICLE 8
Leave of Absence

8.1     Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

8.2     Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer, but the Participant’s deferrals shall cease until the earlier of the date the leave of absence expires or the Participant returns to paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year.

8.3     Separation From Service Pursuant to Section 409A.  Notwithstanding any provision of the Plan (or this Article 8) to the contrary, whether a Participant has experienced a “separation from service” (which will trigger payment or commencement of payment of his

Deferral Account), as distinguished from a leave of absence, shall be determined by the Committee in accordance with Treasury Regulations Section 409A-1(h).

ARTICLE 9
Termination, Amendment or Modification

9.1     Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to terminate the Plan at any time by action of the Board. The Board may take action to provide for the acceleration of the time and form of a payment, or a payment hereunder, where the acceleration of the payment is made pursuant to a termination and liquidation of the Plan in accordance with one of the following:

(a)   The termination and liquidation of the Plan pursuant to an irrevocable action taken within the thirty (30) days preceding or the twelve (12) months following a Change in Control Event, provided that all agreements, methods, programs, and other arrangements sponsored by the Company or a participating affiliate immediately after such change in control event with respect to which deferrals of compensation that, together with the Plan, are treated as a single plan for purposes of Treasury Regulation Section 1.409A-1(c)(2) (the “Aggregated Plans”) are terminated and liquidated with respect to each Participant that experienced the Change in Control Event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated Aggregated Plans, within twelve (12) months of the date of the irrevocable action taken to terminate and liquidate such Aggregated Plans.

(b)   The termination and liquidation of the Plan within twelve (12) months of a corporate dissolution of the Company that is taxed under Code Section 331, or approved by a bankruptcy court pursuant to 11 U.S.C. Section  503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross income in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):

(i)            The calendar year in which Plan termination and liquidation occurs;

(ii)           The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii)          The first calendar year in which the payment is administratively practicable.

(c)   The termination and liquidation of the Plan, where:

(i)            Such termination and liquidation does not occur proximate to a downturn in the financial health of the Company or an affiliate, as applicable;

(ii)   To the extent the same Participant had deferrals thereunder, all Aggregated Plans are likewise terminated and liquidated;

(iii)  No payments in liquidation of the Plan are made within twelve (12) months of the date the irrevocable action is taken to terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(iv)  All payments are made within twenty-four (24) months of the date the irrevocable action is taken to terminate and liquidate the Plan; and

(v)   The Company or its affiliate, as applicable, does not adopt a new plan that would be aggregated with the Plan if the Participant participated in both plans, at any time within three years following the date the irrevocable action is taken to terminate and liquidate the Plan.

(d)   Any other termination and liquidation event that is permissible under Section 409A.

9.2     Amendment.  The Company may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall, without the consent of each Participant affected thereby, (i) decrease or restrict the value of a Participant’s Deferral Account in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or (ii) modify this Section 9.2.  The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

9.3     Committee and Amendment of Plan.  Notwithstanding Section 9.2 above, the Committee shall be authorized to amend the Plan without the approval of the Board.  However, the Committee shall not have the authority to amend the Plan if such amendment shall have a financial impact to the Company of one million dollars or more.

9.4     Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, or 6 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under the Plan and the Participant’s rights under the Plan shall terminate.

ARTICLE 10
Administration

10.1  Committee Duties. The Plan shall be administered by a Committee which shall be appointed by the Board of Directors.  Members of the Committee may be Participants under the Plan.  The Committee shall also have the absolute discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (b) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

10.2   Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Employer.

10.3   Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4   Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

10.5   Employer Information. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the death, or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 11
Other Benefits and Agreements

11.1   Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 12
Claims Procedures

12.1   Presentation of Claim. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Committee in writing by the Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”).

12.2   Notification of Decision. The Committee shall consider a Claimant’s claim within ninety (90) days after the Committee receives the claim, unless special circumstances require an extension of time, in which case the Committee has up to an additional ninety (90) days for processing the claim.  If an extension of time for processing is required, written or electronic notice of the extension shall be furnished to the applicant before the end of the initial ninety (90)-day period describing the special circumstances necessitating the additional time and the date by which the Committee is to render its decision.  The Committee shall notify the Claimant in writing:

(a)   that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)   that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)    the specific reason(s) for the denial of the claim, or any part of it;

(ii)   specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)  an explanation of the claim review procedure set forth in Section 12.3 below.

12.3   Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim, which request shall set forth all of the grounds on which such request is based, all facts in support of the request and any other matters that the Claimant believes are pertinent. Thereafter, the Committee shall give the Claimant (or the Claimant’s duly authorized representative), a reasonable opportunity for a full and fair review of the claim and adverse benefit determination including:

(a)   the opportunity to receive, upon request and free of charge, copies of all documents, records and other information relevant to the Claimant’s claim for benefits;

(b)   the opportunity to submit written comments, other documents or information; and

(c)   a review that takes into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.4   Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)   specific reasons for the decision;

(b)   specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)   a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(d)   a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

12.5   Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 12 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim under the Plan.

ARTICLE 13
Trust

13.1   Establishment of the Trust. The Company shall establish the Trust, and each Employer may transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts.

13.2   Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants, and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.

13.3   Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under the Plan.

ARTICLE 14
Miscellaneous

14.1   Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1).  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

14.2   Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of an Employer.  For purposes of the payment of benefits under the Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

14.3   Employer’s Liability. This Plan supersedes and shall be in lieu of all prior plans, arrangements, or understandings regarding the benefits provided by the Plan, whether written or oral.

14.4   Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment, or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise.

14.5   Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any Employer and a Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise expressly provided in a written employment agreement.  Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

14.6   Furnishing Information. A Participant or his or her Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

14.7   Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

14.8   Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.9   Governing Law. The provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

14.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Celera Corporation

1401 Harbor Bay Parkway

Alameda, California 94502

Attn:  Vice President,  Site & Human Resources Services

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

14.11 Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

14.12 Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and, except as otherwise provided in Section 14.15, shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

14.13 Validity. In case any provision of the Plan shall be determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.14 Incompetency. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person.  The Committee may require proof of minority, incompetence, incapacity, or guardianship, as it may deem appropriate, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

14.15 Distribution in the Event of Taxation.   If any portion of a Participant’s Deferral Account becomes subject to federal income tax as a result of a failure to comply with Section 409A prior to the time such Deferral Account would otherwise be distributed in accordance with Section 4, 5 or 6, the Employer may permit a distribution of a portion of such Deferral Account not to exceed the amount required to be included in income as a result of a failure to comply with Section 409A.   If any portion of a Participant’s Deferral Account becomes subject to state, local or foreign tax obligations arising from participation in the Plan that apply to amounts deferred under the Plan before the amount is paid under Section 4, 5 or 6, the Employer may permit a distribution of a portion of such Deferral Account not to exceed the amount of such taxes due as a result of participation in the Plan.

14.16 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, may, in their sole discretion, apply for and procure insurance on the life of a Participant, in such amounts and in such forms as the Employer may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

14.17 Legal Fees To Enforce Rights After Change in Control.  The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer, or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan.  In these circumstances, the purpose of the Plan could be frustrated.  Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer, or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish, or to recover from any Participant the benefits intended to be provided, then to the extent permitted by Section 409A, the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder, or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.  Any payments provided for in this Section 14.17 shall be structured to comply with the requirements of Treas. Reg. §1.409A-3(i)(1)(iv).

14.18 Action by an Employer. Any action required or permitted of an Employer under the Plan shall be by resolution of its board of directors or a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

14.19 Tax Withholding. The Participant’s Employer(s) or the trustee of the Trust shall withhold, in such manner as determined by the Employer or the trustee (as the case may be) in its sole discretion, from any payments made to a Participant under the Plan such amount or amounts as may be required to comply with all federal, state, and local income, employment, and other withholding obligations.

14.20 Effect on Other Employee Benefit Plans. Any benefit paid or payable under this Plan shall not be included in a Participant’s compensation for purposes of computing benefits under any employee benefit plan maintained or contributed to by an Employer except as may otherwise be required under the terms of such employee benefit plan.

14.21 Compliance with Section 409A.  The Plan and the benefits provided hereunder are intended to comply with Section 409A and the regulations and guidance issued thereunder to the extent applicable thereto.  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent.  Although the Company intends to administer the Plan so that it will comply with, the requirements of Section 409A, the Company, does not represent or warrant that the Plan will comply with Section 409A or any other provision of federal, state, local, or non-United States law.  Neither the Company, its subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

14.22 Permissible Accelerations of Payment.  To the extent not otherwise specifically addressed in this Plan, the Company reserves the right, exercisable in its sole discretion, to accelerate payments under this Plan to the extent permitted by, and in accordance with, Treas. Reg. §1.409A-3(j)(4).

14.23 Limited Cashout.  If, upon a Participant’s Termination of Employment or death, such Participant’s Deferral Account balance is less then the applicable dollar amount under Code Section 402(g)(1)(B), then notwithstanding any prior election to the contrary, the Participant or the Participant’s Beneficiary, as the case may be, shall be paid his or her entire Deferral Account balance in a single lump sum payment; provided, that such payment results in the termination and liquidation of the entirety of such Participant’s interest under the Plan, including all agreements, methods, programs or other arrangements which would be aggregated with the Plan under Treas. Reg. §1.409A-1(c)(2).

14.24 The information contained herein has been provided by Celera Corporation and is the sole responsibility of Celera Corporation.